April 19, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We are counsel to Dreyfus Premier New Jersey Municipal
Bond Fund (the "Fund"), and in so acting have reviewed
Post-Effective Amendment No. 32 (the "Post-Effective
Amendment") to the Fund's Registration Statement on Form
N-1A, Registration File No. 33-19655. Representatives of
the Fund have advised us that the Fund will file the Post-
Effective Amendment pursuant to paragraph (b) of Rule 485
("Rule 485") promulgated under the Securities Act of 1933.
In connection therewith, the Fund has requested that we
provide this letter.

In our review of the Post-Effective Amendment, we have
assumed that the version of the Post-Effective Amendment
we reviewed substantially complies in all material
respects with the version filed with the Securities and
Exchange Commission via EDGAR.

Based upon the foregoing, we hereby advise you that the
Post-Effective Amendment does not include disclosure which
we believe would render it ineligible to become effective
pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP